UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2021

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (Par Value $0.01)	MGM	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2021, MGM Resorts International, a Delaware corporation (the “Company” or “MGM”) entered into a Master Transaction Agreement (the “Transaction Agreement”) by and among MGM Growth Properties LLC, a Delaware limited liability company (“MGP”), MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “MGP LP”), VICI Properties Inc., a Maryland corporation (“Parent”), Venus Sub LLC, a Delaware limited liability company (“REIT Merger Sub”), VICI Properties L.P., a Delaware limited partnership (“Parent OP”) and VICI Properties OP LLC, a Delaware limited liability company (“New Parent OP”). The Transaction Agreement provides that, subject to the terms and satisfaction or waiver of certain customary conditions set forth therein, (i) MGP will merge with and into REIT Merger Sub, with REIT Merger Sub being the surviving entity (the “REIT Merger” and such surviving entity, the “REIT Surviving Entity”), (ii) following the REIT Merger, the REIT Surviving Entity will merge with and into MGP LP, with MGP LP being the surviving entity (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”) and (iii) following the Partnership Merger and immediately following New Parent OP’s consummation of certain financing transactions on the date the Transaction (as defined below) closes (the “Closing Date”), New Parent OP will redeem a certain number of units of New Parent OP (the “New Parent OP Units”) held by MGM and/or its subsidiaries for an aggregate cash amount equal to $4.404 billion (the “Partial Redemption”). The Mergers and the other transactions contemplated by the Transaction Agreement are collectively referred to herein as the “Transaction.”

Pursuant to the terms and subject to the conditions and limitations set forth in the Transaction Agreement: (A) at the effective time of the REIT Merger, (i) the class B common share of MGP, no par value per share, owned by MGM, will automatically be cancelled for no consideration, (ii) each class A common share of MGP, no par value per share (a “class A common share”), issued and outstanding immediately prior to the effective time of the REIT Merger will automatically be cancelled, retired and converted into the right to receive 1.366 shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock,” and such consideration, the “REIT Per Share Merger Consideration”) plus cash in lieu of fractional shares less any applicable tax withholdings and (iii) each limited partnership unit of MGP LP, all of which are held by the Company and certain of its subsidiaries, will automatically be canceled, retired and converted into the right to receive 1.366 units in New Parent OP and (B) upon the consummation of the Partial Redemption, a certain number of New Parent OP Units held by MGM and/or its subsidiaries (the “Redeemed Units”) will be redeemed for an aggregate redemption price of $4.404 billion resulting in MGM retaining an approximate 1% interest in New Parent OP.

Pursuant to the terms and subject to the conditions and limitations set forth in the Transaction Agreement, on the Closing Date, MGM Lessee, LLC, a subsidiary of MGM, will enter into an Amended and Restated Master Lease (the “Amended and Restated Master Lease”) with MGP Lessor, LLC, a subsidiary of Parent (“MGP Lessor”), pursuant to which properties owned by MGP Lessor, LLC will be leased to MGM Lessee, LLC for an initial total annual rent of $860 million (or in the event that the MGM Springfield property has not been acquired by MGP Lessor prior to the Closing Date, such total annual rent will be reduced by an amount equal to $30 million until the date the MGM Springfield property is included in and governed by the Amended and Restated Master Lease) and an initial term of 25 years, with three 10-year renewal options. Rent under the Amended and Restated Master Lease will escalate at a rate of 2.0% per annum for the first 10 years and thereafter at the greater of 2.0% per annum or the consumer price index, subject to a 3.0% cap. The Company will provide a guarantee of MGM Lessee, LLC’s obligations under the Amended and Restated Master Lease.

Pursuant to the terms and subject to the conditions and limitation set forth in the Transaction Agreement, on the Closing Date, MGM, certain of its affiliates that own New Parent OP Units immediately after the Partial Redemption and certain of their transferees (the “Protected Parties”) will enter into a Tax Protection Agreement (the “Tax Protection Agreement”) with Parent and New Parent OP, pursuant to which New Parent OP will indemnify the Protected Parties against a full or partial acceleration of any deferred tax liability for a period of 15 years (beginning on the Closing Date) incurred as a result of one or more actions described in the Tax Protection Agreement that may be taken by New Parent OP or its affiliates.

The consummation of the Transaction is subject to customary conditions, including among others: (i) approval of the Transaction Agreement, the REIT Merger and the other transactions contemplated by the Transaction Agreement by the affirmative vote of the holders of at least a majority of the voting power of the Outstanding Voting Shares of MGP (as defined in the Amended and Restated Limited Liability Company Agreement of the Company, as amended) which condition was satisfied by delivery of a written consent by MGM (the “MGM Written Consent”), (ii) the approval of the issuance of Parent Common Stock in the REIT Merger (the “Parent Stock Issuance”) by the affirmative vote of a majority of the votes cast at the meeting of Parent’s shareholders (the “Parent Shareholder Approval”), (iii) no temporary restraining order or other judgment, order or decree issued by any governmental authority prohibiting consummation of the Mergers or any other transactions contemplated in the Transaction Agreement and no law having been enacted by any governmental authority after the date of the Transaction

Agreement that makes illegal the consummation of the Mergers, (iv) the effectiveness of a registration statement related to the Parent Stock Issuance, (v) the shares of Parent Common Stock to be issued in the REIT Merger have been approved for issuance on the New York Stock Exchange, subject to official notice of issuance, (vi) the receipt of applicable gaming approvals, (vii) the delivery of certain tax opinions and (viii) certain other customary conditions relating to the parties’ representations and warranties and the performance of their respective obligations in the Transaction Agreement.

The Transaction Agreement contains certain customary representations and warranties from each of the Company, MGP, and Parent with respect to each party and its business. The representations and warranties made by MGP and Parent are, subject to certain exceptions, qualified by disclosures made in such party’s disclosure schedules and Securities and Exchange Commission (“SEC”) filings.

The Transaction Agreement provides that either MGP’s or Parent’s board of directors, and, in the case of MGP, the conflicts committee, may change its recommendation in respect of the Transaction Agreement and the Transaction, in which case the other party will have the ability to terminate the Transaction Agreement and receive a termination fee. MGP may also terminate the Transaction Agreement to enter into a superior proposal, in which case it would have to pay a termination fee to Parent. The MGM Written Consent is irrevocable, except in the event that MGP’s board of directors and its conflicts committee change its recommendation in respect of the Transaction Agreement and the Transaction in response to a superior proposal or intervening event prior to the Parent Shareholder Approval.

The foregoing description of the Transaction Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Transaction Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of such Transaction Agreement and as of specific dates, were made solely for the benefit of the parties to the Transaction Agreement, may be subject to limitations agreed upon by the parties and qualified by disclosures not reflected in the text of the Transaction Agreement, are not intended to provide factual, business or financial information about the parties, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been use for purposes of allocating risk between the parties, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosure. Accordingly, the representations, warranties and covenants contained in the Transaction Agreement or any descriptions thereof should not be relied upon as characterizations of the actual state of facts or condition of the Company or any of the other parties to the Transaction Agreement.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the completion of the Transaction. Forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and the Company may not be able to realize them. The Company does not guarantee that the Transaction or other events described herein will happen as described (or that they will happen at all). These forward-looking statements involve a number of risks and uncertainties, and the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to the Company’s ability to complete the Transaction on the terms described herein or all; the satisfaction of the closing conditions, including the receipt of regulatory approvals, to which the completion of the Transaction is subject, which could delay or prevent the completion of the Transaction; and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

Item 8.01 Other Items.

On August 4, 2021, MGM issued a press release announcing its entry into the Transaction Agreement. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

2.1	Master Transaction Agreement, by and among the Company, MGP, MGP LP, Parent, REIT Merger Sub, Parent OP and New Parent OP, dated as of August 4, 2021*

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. MGM agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2021

MGM Resorts International

By:	/S/ Jessica Cunningham
	Name:	Jessica Cunningham
	Title:	Senior Vice President, Legal Counsel and Assistant Secretary